Exhibit 99.2

 First Quarter 2021 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  May 4, 2021

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; potential legal liability; the potential impact of the COVID-19 pandemic; and actions to mitigate the impact of COVID-19. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the impact of potential cyber attacks and information technology or data security breaches; (n) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; and (p) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission. The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the appendix to this presentation. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.Other InformationEffective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to all prior periods presented. See the Company’s Form 10-K for the year ended December 31, 2020 and Form 10-Q for the three months ended March 31, 2021 for further information.

1Q 2021 Strong Operating Performance and Contract Wins Set Foundation for Growth

Rebounding Markets and Growing Profitability	▪ Industrial revenue grew 18% year over year, 15% organically, bolstered by U.S. trade case ▪ Ground transportation revenue grew 25% year over year, 17% organically, despite 4% North American automotive production decline ▪ Maintained $100 million in structural cost outs and footprint right-sizing ▪ 1Q 2021 Net Income was $52 million and Adjusted EBITDA was $179 million, a 19% sequential increase, or $28 million
Contract Wins and End Market Trends Support Durable Growth	▪ Negotiated agreements for $1.5 billion in packaging revenue from multiple customers ▪ Secured long-term contracts representing more than $2 billion in aerospace revenue ▪ Sustainability trends support long-term growth in ground transportation, packaging, and building and construction end markets
Improving Cash Conversion and Financial Profile	▪ Cash payments on legacy obligations expected to decrease by more than $230 million in 2022 and beyond ▪ Reduced ~$1.8 billion, or 35%, of gross pension and OPEB obligations over the last 12 months and reduced net after tax liability by ~$0.7 billion, or 47% ▪ $300 million share repurchase authorization

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

4

1Q 2021 Sales Increase Sequentially Across All End Markets

Ground Transportation

- Sequential automotive sales increased following the Ford F-150 model changeover and improved U.S. truck and trailer demand
- Year-over-year sales increased due to the continued market rebound in commercial transportation and production on 11 new or greatly expanded auto programs versus last year

Industrial Products and Other

- Ramp up of Tennessee investment bolstered by trade case driving stronger demand in the U.S.

Building and Construction

- Ongoing pandemic-related softness in North American non-residential construction markets

Packaging

- Sales benefited from increased demand and non-compete expiration

Aerospace

- Aerospace industry continues to de-stock the supply chain

1Q 2021 Organic Revenue by End Market



In 2019, Aerospace made up 18% of total revenue
Aerospace 9%
Packaging 13%
Ground Transportation 39%
Building and Construction 17%
Industrial Products and Other 22%

End Market	Revenue year-over-year change	Organic revenue year-over-year change	Revenue sequential change
Ground Transportation	25%	17%	21%
Industrial Products and Other	18%	15%	22%
Building and Construction	(1%)	(6%)	3%
Packaging	23%	16%	8%
Aerospace	(54%)	(55%)	5%

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

5

 1Q 2021 Financial Highlights  Sales of $1.7 billion, up 4% year-over-year, up 15% from prior quarter, and down 1% organically year-over-yearNet income of $52 million, or $0.46 per share, compared with $46 million, or $0.42 per share, in first quarter 2020Adjusted EBITDA of $179 million (10.7% margin), down 12% year-over-year, and up 19% or $28 million from the prior quarterCash used for operations was $294 million, reflecting $200 million of accelerated U.S. pension contributions made in January 2021, and capital expenditures were $28 millionIssued $300 million aggregate principal amount of the Company’s 6.125% Senior Secured Second-Lien Notes due 2028 and used $250 million for pension contribution to complete approximately $1 billion partial annuitization of U.S. pension obligationsQuarter-end cash balance was $763 million with total available liquidity of approximately $1.6 billion and gross debt was $1.6 billion  Adjusted EBITDA 1Q 2020 – 1Q 2021 ($M)  Approximately 90% recovery to pre-pandemic EBITDA levels despite aerospace revenue down 55% organically versus prior year  6  See appendix for non-GAAP financial measure reconciliations.

 1Q 2021 Revenue and EBITDA    Revenue    Adjusted EBITDA      $M  Year-over-Year %  $M  Year-over-Year %  1Q 2020  $1,611    $204    Price  5  0%  5  2%  Volume/Mix  (20)  (1%)  (41)  (20%)  Net Savings  -  -  23  11%  Divestitures  (19)  (1%)  (2)  (1%)  Aluminum Price  89  6%  (1)  -  FX/Other  9  -  (9)  (4%)  1Q 2021  $1,675  4%  $179  (12%)  7  See appendix for non-GAAP financial measure reconciliations.

   1Q 2021 Year-Over-Year Segment Results    Revenue    Segment Adjusted EBITDA            Drivers  ($M)  1Q20  1Q21  1Q20  Price  Volume/Mix  Net Savings  Other  1Q21    Rolled Products  $1,222   $1,364   $165   $9   ($25)  $17   ($1)  $165   Volume declines in aerospace offset by strength in ground transportation, industrial and packaging as well as price benefits and cost actions  Year-over-year change  12%6% Organic              -    Building and Construction Systems  $256   $236   $30   ($2)  ($8)  $7   $1   $28   Cost actions partially offset volume declines and pricing pressures  Year-over-year change  (8%)(12%) Organic              (7%)    Extrusions  $133   $75   $8   ($2)  ($8)  -   ($2)  ($4)  Nearly all the revenue decline year-over-year and the entire sequential decline was driven by the aerospace marketContinue to implement structural actions to improve financial performance  Year-over-year change  (44%)(42%) Organic              -    8  See appendix for non-GAAP financial measure reconciliations.

FY 2021 Organic Revenue Outlook by End Market

Ground Transportation

- Organic revenue growth of ~25-35% year-over-year due to strong automotive consumer demand, new content wins, and commercial transportation recovery more than offsetting current semiconductor supply issues

Industrial Products and Other

- Organic revenue growth of ~20-25% (previously ~15-20%) year-over-year, with the Tennessee investment and impact of the U.S. trade action on 16 countries (~77% of global supply) driving North America growth
- Europe and Russia are benefitting from robust demand and regional trade actions targeting China

Building and Construction

- Organic revenue expected to be roughly flat year-over-year
- North American non-residential construction markets down year-over-year offset by modest year-over-year growth in Europe and rolled products

Packaging

- Organic revenue growth of ~10-15% (previously flat or modest growth) as demand remains robust particularly in markets served by Chinese packaging assets
- North American production impact expected in 2022

Aerospace

- Organic revenue expected to be down ~25-30% year-over-year as the industry works through supply chain surplus
- 1H21 expected to remain depressed, with recovery expected later in the year and 2H21 expected to grow over 2H20

FY 2021 Organic Revenue Year-over-Year Trajectory / **FY 2021 Outlook Compared to Prior Guidance**

End Market	Q4 '20	Q1 '21
Ground Transportation	~25-35%	~25-35%
Industrial Products and Other	~15-20%	~20-25%
Building and Construction	~0%	~0%
Packaging	~0%	~10-15%
Aerospace	(~25-30%)	(~25-30%)

ARCONIC

9

 Poised for Substantial and Sustainable Growth

Secured Agreements for $1.5 Billion in North American Packaging Revenue

Executed six agreements representing ~$1.5 billion in North American packaging revenue from 2022-2024

- Packaging agreements executed to fill North American can sheet capacity
- Can sheet agreements represent slightly more than half of the 600 million lbs of capacity and support profitability at the high end of previous guidance
- Agreements have volumes ramping in early-2022 and Tennessee facility expected to be at full capacity by mid-2022
- High interest from can manufacturers allowed for attractive agreements with six key customers
- Packaging exports from China and Russia facilities continue to grow due to market strength and expiration of the Company's non-compete

North American Can Sheet Market Demand[1] (B lbs)



5% CAGR
4.5
4.6
4.9
5.1
5.4
5.7
6.0
6.3
0.5
0.9
1.1
1.4
1.7
1.8
2.0
2.3
4.0
3.7
3.8
3.7
3.7
3.9
4.0
4.0
2018
2019
2020
2021
2022
2023
2024
2025
Estimated North American supply shortfall
Estimated North American production2
Estimated North American can sheet demand

ARCONIC

1) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, February 2021.
2) 2022-2025 estimated North American production based on internal analysis.

11

Secured Long-Term Contracts for $2+ Billion in Aerospace Revenue

Secured long-term contracts representing more than $2 billion in aerospace revenue

- Extended long-term contracts with Boeing, Spirit AeroSystems and Gulfstream
- Contracts collectively improve price, mix, share, volume, and duration
- Terms of contracts give renewed confidence in the long-term role of the Company's aerospace product portfolio
- Aerospace revenues believed to have bottomed in 4Q 2020
- Expect aerospace recovery to 2019 levels in 2023 or 2024



Arconic Aerospace Revenue ($M)
$1,307
$820
$528
$552
2019A
2020A
4Q20 Annualized
1Q21 Annualized

ARCONIC
12

Long-Term Demand Underpinned by Secular Tailwinds

Automotive Light-Weighting

- Need for improved fuel efficiency continues to drive increased aluminum penetration in ground transportation
- Autobody sheet consumption in U.S. + Canada expected to grow at 8% CAGR from 2019-2024[1]
- Overall, aluminum was 11% of vehicle weight in 2018 and is expected to be 15% by 2030, a 36% increase[2]



Rising Electric Vehicle Penetration

- Global electric vehicle sales expected to grow at 29% CAGR from 2020 to 2030[3]
- EVs are 36%[2] more aluminum intensive than conventional vehicles
- Currently on 11 EV/hybrid nameplates and exploring range of last mile delivery fleet EV opportunities



Shift from Plastic to Aluminum

- Aluminum packaging replacing plastic as consumer preference shifts to more recyclable options due to impact of plastic waste
- North American can sheet demand expected to grow at 5% CAGR from 2021-2025[4]



Green Infrastructure

- Building and construction products designed to exceed energy efficiency standards and withstand increasingly severe weather



1) CRU Group, updated February 2021. Data reported in kmt and converted to Billions of lbs.
2) DuckerFrontier, *2020 North America Light Vehicle Aluminum Content and Outlook Final Report Summary*, July 2020.
3) Deloitte, *Electric Vehicles – Setting a Course for 2030*, July 28, 2020.
4) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, February 2021.

ARCONIC

13

Delivering on Environmental, Social, and Governance (ESG)

Employee Safety Remains a Priority

Incident Frequency (TRIR[1])


1.21
1.24
0.95
0.88
2018
2019
2020
1Q 2021

Industry average TRIR[2]: 3.5-6.4

Increasing Scrap Utilization and Sourcing

Rolled Products Segment
Scrap Utilization and Sourcing


452
546
675
643
55.1%
55.3%
57.4%
57.9%
2017
2018
2019
2020
Externally Sourced Scrap (M lbs)
Scrap Utilization

Environmental Stewardship

Aluminium Stewardship Initiative

- Performance Standard Certifications at four locations

CDP DISCLOSURE INSIGHT ACTION

- Water Security score: B
- Climate Change score: B-

Social Responsibility

- Diverse board of directors and management team
- Initiated Arconic "Grow Together" diversity and inclusion campaign

GROW TOGETHER
ARCONIC INCLUSION AND DIVERSITY

Governance and Accountability

- United Nations Global Compact signatory targeting UN 2030 Sustainable Development Goals

ARCONIC

1) TRIR or Total Recordable Incident Rate = (Number of OSHA Recordable injuries and illnesses * 200,000) / Employee total hours worked.
2) Industry average based on internal analysis comprised of TRIR from companies associated with secondary and alloying of aluminum, aluminum sheet, plate and foil manufacturing, other aluminum extruding and metal window and door manufacturing.

14

Organic Growth and Increased Efficiency Driving Significant EBITDA Growth

OPPORTUNITY	EBITDA GROWTH[1]	RUN RATE EXPECTED BY	BACKGROUND
600M lbs/year Incremental Sales[2]	$100M-$120M	2H 2022	▪ Incremental North American rolling capacity expected to be deployed roughly 50% in packaging and 50% across industrial and ground transportation
Permanent Cost Out	~$100M	2H 2021	▪ Approximately $60 million realized in 2020
Productivity	$70M-$80M	YE2021	▪ Increased casting throughput, scrap utilization, shop floor productivity, and asset utilization[3] ▪ Approximately $40 million realized in 2020

ARCONIC

1) Compared with 2019 Adjusted EBITDA.
2) Compared to December 31, 2019 utilization levels.
3) Non-North American Rolling, Building and Construction, and Extrusions facilities.

15

Improved Cash Conversion as Cash Payments Decline Substantially in 2022+

Gross Pension and OPEB Liability ($B)


$5.2
-35%
$3.4
4/1/2020
3/31/2021 Pro Forma1,2

Net After-Tax Pension and OPEB Liability ($B)[3]


$1.5
-47%
$0.8
4/1/2020
3/31/2021 Pro Forma1,2
Pension
OPEB

Pension Contributions and OPEB and Environmental Payments ($M)


$408
$82
$55
$271
~$600
$250 pension contribution
~$350
~$95
~$37
~$218
$234 reduction
~$116
~$30
~$36
~$50
2020
2021E
2022E
Pension
OPEB
Environmental

Nearly $300 million annual reduction of legacy cash flow obligations expected from 2020 to 2022

ARCONIC

1) Pro forma for $1 billion pension annuitization executed after quarter-end and discount rate impact.
2) Discount rates based on the 3/31/2021 yield curve, resulting in a weighted average discount rate of 3.14%.
3) Net funded liability after 23% tax effect.

16

Company's Execution on Growth Plan Is Well Underway

Strong 1Q 2021 Performance

- Sequential revenue growth in all end markets
- Adjusted EBITDA up 19% quarter over quarter
- Maintained cost action and productivity momentum

Near-Term Opportunities for Growth

- Ground transportation demand supports growth despite semiconductor supply chain issues
- Favorable conditions in industrial and packaging markets

Well-Positioned for 2022 and Beyond

- New aerospace contracts and packaging agreements position the company for the foreseeable future
- Pursuing additional opportunities for organic global capacity growth

Updated FY 2021 Outlook ($M)

	Prior	Updated
Revenue[1]	$6,600 - $6,900	$7,100 - $7,400
Adjusted EBITDA[2]	$675 - $725	$710 - $750
Free cash flow[2,3]	($50) - $50	
Adjusted free cash flow[1,2,4]		$300 - $400

1) Assumes LME aluminum price of $2,200/mt and Midwest Premium of $430/mt for the full year versus prior assumptions for LME of $2,030/mt and Midwest Premium of $320/mt.
2) Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
3) Includes approximately $350 million funding of legacy pension, OPEB, and environmental liabilities.
4) Excludes $250 million contribution to U.S. pension plans in connection with the April annuitization and approximately $350 million in other funding of legacy pension, OPEB, and environmental liabilities.

ARCONIC

17

 Appendix

Reconciliation of Segment Adjusted EBITDA

($M)	Quarter ended March 31, 2021	Quarter ended March 31, 2020[1]
Total Segment Adjusted EBITDA[2],[3]	$ 189	$ 203
Unallocated amounts:		
Corporate expenses[4]	(9)	(2)
Stock-based compensation expense	(2)	(7)
Metal price lag[5]	5	(4)
Provision for depreciation and amortization	(63)	(60)
Restructuring and other charges	(1)	19
Other[6]	(6)	(15)
Operating income[3]	113	134
Interest expense	(23)	(35)
Other expenses, net	(22)	(26)
Provision for income taxes[3]	(16)	(27)
Net income attributable to noncontrolling interest	–	–
Consolidated net income attributable to Arconic Corporation[3]	$ 52	$ 46

1) Prior to April 1, 2020, Arconic's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended March 31, 2020 were prepared on such basis. The carve-out financial statements of Arconic are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to the Company's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

2) Effective in the second quarter of 2020, management elected to change the profit or loss measure of the Company's reportable segments from Segment operating profit to Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Effective in the third quarter of 2020, management refined the Company's Segment Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 5). This change was made to further enhance the transparency and visibility of the underlying operating performance of each segment by removing the volatility associated with metal prices.

   Arconic calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus Stock-based compensation expense and Metal price lag. Previously, the Company calculated Segment operating profit as Segment Adjusted EBITDA minus each of (i) the Provision for depreciation and amortization, (ii) Stock-based compensation expense, and (iii) Metal price lag. Arconic's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

   Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company's Statement of Consolidated Operations for the quarter ended March 31, 2020. See footnote 3 for additional information.

   Segment Adjusted EBITDA for the quarter ended March 31, 2020 was recast to reflect the new measure of segment profit or loss and the change in inventory cost method.

   Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income.

ARCONIC

19

 3) Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended March 31, 2020. Accordingly, Net income attributable to Arconic Corporation decreased $14 (comprised of an $18 increase to Cost of goods sold and a $4 decrease to Provision for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed on February 23, 2021) for additional information.4) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center. The amount presented for the quarter ended March 31, 2020 represents an allocation of Arconic’s former parent company’s corporate expenses (see footnote 1).5) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.6) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 4 to the Reconciliation of Total Company Adjusted EBITDA included in this presentation).    20  Reconciliation of Segment Adjusted EBITDA (cont’d)

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020[1]
Net income (loss) attributable to Arconic Corporation[2]	$ 52	$ (64)	$ 5	$ (96)	$ 46
Add:					
Net income attributable to noncontrolling interest	–	–	–	–	–
Provision (Benefit) for income taxes[2]	16	(4)	10	(32)	27
Other expenses, net	22	1	27	16	26
Interest expense	23	21	22	40	35
Restructuring and other charges	1	127	3	77	(19)
Provision for depreciation and amortization	63	60	63	68	60
Stock-based compensation	2	5	6	5	7
Metal price lag[3]	(5)	(3)	16	10	4
Other special items[4]	5	8	13	11	18
Adjusted EBITDA[2]	$ 179	$ 151	$ 165	$ 99	$ 204
Sales	$1,675	$1,462	$1,415	$1,187	$1,611
Adjusted EBITDA Margin	10.7%	10.3%	11.7%	8.3%	12.7%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the third quarter of 2020, management refined the Company's Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 3). This change was made to further enhance the transparency and visibility of the underlying operating performance of the Company by removing the volatility associated with metal prices. Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company's Statement of Consolidated Operations for the quarters ended June 30, 2020 and March 31, 2020. See footnote 2 for additional information. Adjusted EBITDA for the quarters ended June 30, 2020 and March 31, 2020 was recast to reflect both these changes.

1) Prior to April 1, 2020, Arconic's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended March 31, 2020 were prepared on such basis. The carve-out financial statements of Arconic are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to the Company's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

ARCONIC

21

 2) Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarters ended June 30, 2020 and March 31, 2020. Accordingly, for the quarter ended June 30, 2020, Net loss attributable to Arconic Corporation increased $4 (comprised of a $5 increase to Cost of goods sold and a $1 increase to Benefit for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed on August 4, 2020). Additionally, for the quarter ended March 31, 2020, Net income attributable to Arconic Corporation decreased $14 (comprised of an $18 increase to Cost of goods sold and a $4 decrease to Provision for income taxes) from the amount previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020). See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed on February 23, 2021) for additional information.3) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.4) Other special items include the following:• for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);• for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);• for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the curtailment of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other ($2);• for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and• for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.  22  Reconciliation of Total Company Adjusted EBITDA (cont’d)

Adjusted EBITDA to Free Cash Flow Bridge

	Quarter ended			
($M)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted EBITDA[1]	$179	$151	$165	$99
Change in working capital[2],[4]	(230)	130	185	1
Cash payments for:				
Environmental remediation (Grasse River)	(17)	(28)	(33)	(4)
Pension contributions[3]	(201)	(227)	–	(12)
Other postretirement benefits	(10)	(14)	(14)	(13)
Restructuring actions	(5)	(9)	(5)	(9)
Interest	(18)	(21)	(19)	(5)
Income taxes	(6)	(11)	(3)	(7)
Capital expenditures[4]	(28)	(37)	(39)	(29)
Other	14	17	(36)	(12)
Free Cash Flow[5]	$(322)	$(49)	$201	$9
Add-back cash payments for:				
Environmental remediation (Grasse River)	17	28	33	4
Pension contributions	201	227	–	12
Other postretirement benefits	10	14	14	13
Adjusted Free Cash Flow[6]	$(94)	$220	$248	$38

1) Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix for (i) Arconic's definition of Adjusted EBITDA, (ii) management's rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

2) Arconic's definition of working capital is Receivables plus Inventories less Accounts payable, trade.

3) In January 2021, the Company contributed a total of $200 to its two funded U.S. defined benefit pension plans, comprised of the estimated minimum required funding for 2021 of $183 and an additional $17.

4) In preparing the Statement of Consolidated Cash Flows for the nine months ended September 30, 2020, management identified a misclassification related to the non-cash portion of properties, plants, and equipment additions. This non-cash portion is the result of the timing difference that exists between when the Company records such additions as assets on its Consolidated Balance Sheet and when such additions have been paid in cash. As a result, the amount of (Decrease) in accounts payable, trade (included in Change in working capital) previously reported for the quarter ended June 30, 2020 was overstated by $8 and the amount of Capital expenditures previously reported for the quarter ended June 30, 2020 was understated by $8. Accordingly, for the quarter ended June 30, 2020, management has corrected both (Decrease) in accounts payable, trade and Capital expenditures from previously reported amounts to remove the respective effect of this $8.

5) Arconic's definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company's asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

1Q 2021: Cash used for operations of $(294) less capital expenditures of $28 = free cash flow of $(322)

4Q 2020: Cash used for operations of $(12) less capital expenditures of $37 = free cash flow of $(49)

3Q 2020: Cash provided from operations of $240 less capital expenditures of $39 = free cash flow of $201

2Q 2020: Cash provided from operations of $38 less capital expenditures of $29 = free cash flow of $9

6) Adjusted Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted Free Cash Flow provides an incremental view of the Company's cash performance by excluding payments related to legacy liabilities.

ARCONIC

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Reconciliation of Total Company Organic Revenue by End Market  24  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of an aluminum rolling mill in Brazil (divested in February 2020), the sale of a hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Ground  Building and      Industrial and    1Q20  Transportation  Construction  Aerospace  Packaging  Other  Total  Revenue  $529   $291   $300   $178   $313   $1,611   Less:              Sales - Itapissuma  1   1   -  7   2   11   Sales - Changwon  -  -  -  -   8   8   Organic Revenue  $528   $290   $300   $171   $303   $1,592                 1Q21              Revenue  $662   $287   $138   $219   $369   $1,675   Less:              Aluminum price impact  37   4   4   25   19   89   Foreign currency impact  6   9   (1)  (4)  1   11   Organic Revenue  $619   $274   $135   $198   $349   $1,575

 Reconciliation of Organic Revenue by Segment  25  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of an aluminum rolling mill in Brazil (divested in February 2020), the sale of a hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Quarter Ended        March 31,        2020    2021  Arconic Corporation           Revenue  $1,611     $1,675   Less:           Sales - Itapissuma  11     n/a  Sales - Changwon  8      n/a  Aluminum price impact  n/a    89   Foreign currency impact  n/a     11   Organic Revenue  $1,592     $1,575   Rolled Products           Revenue  $1,222     $1,364   Less:           Sales - Itapissuma  11     n/a  Aluminum price impact  n/a     84   Foreign currency impact  n/a    2   Organic Revenue  $1,211      $1,278   Building and Construction Systems        Revenue  $256      $236   Less:        Aluminum price impact  n/a     2   Foreign currency impact  n/a    9   Organic Revenue  $256      $225   Extrusions        Revenue  $133      $75   Less:        Sales - Changwon  8      n/a  Aluminum price impact  n/a    3   Foreign currency impact  n/a     -  Organic Revenue  $125     $72